Exhibit 99.1

PRESS RELEASE

MIAMI, FL / OCTOBER 8, 2024

GAUCHO GROUP HOLDINGS, INC.

(NASDAQ:VINO)

Source: Gaucho Group Holdings, Inc.

REVITALIZATION OF ARGENTINA’S PROPERTY MARKET: GAUCHO HOLDINGS FORECASTS A NEW ERA IN LUXURY REAL ESTATE

Record Sales and Successful Tax Amnesty Propel Growth in Argentina’s Luxury Real Estate

MIAMI, FL / October 8, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today reported substantial growth and favorable trends in the Buenos Aires real estate market, underscoring the market’s recovery and the Company’s strategic positioning in Argentina’s burgeoning luxury real estate sector. Drawing on internal expertise and recent market data, Gaucho Holdings underscores a pivotal shift in the market dynamics of Argentina’s capital.

The Buenos Aires real estate sector is witnessing a significant revival after several years of downturn, marked by an all-time high in property sales and an increase in mortgage issuances. This resurgence is largely fueled by the successful implementation of President Javier Milei’s tax amnesty program, which has not only infused considerable capital back into the economy but also substantially reduced the inflation rate, with a sizable portion of this capital redirected towards real estate investment.

Buenos Aires Market Highlights:

●	Record Sales: August reported the highest property sales since May 2018, with 5,297 transactions closed, mirroring levels seen during the peak of UVA (“Unidad de Valor Acquisitivo”) mortgage issuances under the previous administration.
●	Rising Prices: The average sales price for properties in popular neighborhoods such as Palermo, Colegiales, and Recoleta ranges between $106,000 to $115,000 for studio apartments, demonstrating a robust year-over-year increase.

●	Mortgage Trends: Despite historical challenges with currency restrictions, mortgage issuances are steadily climbing, signifying growing buyer confidence and an expanding credit market.

Senior real estate analysts from Gaucho Holdings’ network of global experts, agree that the Buenos Aires real estate market is experiencing a significant resurgence, fueled by policy changes and economic influxes that are catalyzing property investments. This view aligns with the September 2024 Buenos Aires Real Estate Update from BowTiesMara, noting a significant increase in mortgage issuance and real estate sales despite ongoing currency restrictions.

Scott Mathis, CEO and Founder of Gaucho Group Holdings, Inc., commented on the developments, “The Buenos Aires real estate market is experiencing a dynamic transformation, driven by favorable government policies and a strong influx of investment capital. As a company deeply embedded in the luxury real estate segment, we are optimally positioned to leverage these emerging opportunities for growth and expansion.”

Doug Casey, Gaucho Holdings’ lead business advisor and a respected figure in economic speculation, recently highlighted the transformative potential of these reforms: “If Milei’s reforms stick, within a decade, Argentina could become the most prosperous country in the world... It’s the perfect country whose only real problem is its insane government. But that’s about to change.” Gaucho Holdings concurs with Mr. Casey, believing that Argentina’s potential to undergo a radical economic transformation significantly enhances the investment landscape.

This market momentum is indicative of a broader economic recovery in Argentina, with implications for both domestic and international investors. Gaucho Group Holdings continues to monitor these developments closely, ensuring strategic alignment with the most promising market trends.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com